CECO ENVIRONMENTAL REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Record Bookings in the Quarter of $219M Elevated Year-End Backlog to a Record $541M

Reaffirms 2025 Full Year Outlook

ADDISON, TX (February 25, 2025) -- CECO Environmental Corp. (Nasdaq: CECO) ("CECO"), a leading environmentally focused, diversified industrial company whose solutions protect people, the environment, and industrial equipment, today reported its financial results for the fourth quarter and full year of 2024.

Highlights for the Quarter(1)

•
Orders of $218.9 million, up 71 percent
•
Backlog of $540.9 million, up 46 percent
•
Revenue of $158.6 million, up 3 percent
•
Gross profit of $56.7 million, up 7 percent; Gross margin of 35.8 percent, up 120 basis points
•
Net income of $4.9 million, up 26 percent; non-GAAP net income of $9.9 million, down 2 percent
•
GAAP EPS (diluted) of $0.13, up 18 percent; non-GAAP EPS (diluted) of $0.27, down 4 percent
•
Adjusted EBITDA of $19.0 million, down 2 percent
•
Free cash flow of ($4.4) million, down $16.6 million

Highlights for the Year(1)

•
Orders of $667.3 million, up 14 percent
•
Revenue of $557.9 million, up 2 percent
•
Gross profit of $196.1 million, up 15 percent; Gross margin of 35.2 percent, up 380 basis points
•
Net income of $13.0 million, up 1 percent; non-GAAP net income of $26.7 million
•
GAAP EPS (diluted) of $0.36, down 3 percent; non-GAAP EPS (diluted) of $0.73, down 2 percent
•
Adjusted EBITDA of $62.8 million, up 9 percent
•
Free cash flow of $7.4 million, down 80 percent
•
Completed three acquisitions (EnviroCare International, WK Group, and Verantis Environmental Solutions Group), advancing our Industrial Air market leadership

(1) All comparisons are versus the comparable prior year period, unless otherwise stated.

Reconciliations of GAAP (reported) to non-GAAP measures are in the attached financial tables.

Todd Gleason, CECO's Chief Executive Officer commented, “While we acknowledge mixed results in 2024 driven by customer project and market related order delays, we are energized by our fourth quarter record orders bookings of $219 million, which provides incredible momentum moving into 2025. The steady progress we continue to make on expanding margins and upgrading our portfolio through organic and inorganic investments will help us maximize the tremendous opportunities that exist in key growth markets we serve such as power generation, reshoring of industrial manufacturing, global infrastructure and data center expansion.”

Fourth quarter operating income was $11.3 million, down $1.4 million or 11 percent when compared to $12.7 million in the fourth quarter 2023. On an adjusted basis, non-GAAP operating income was $15.6 million, down $0.7 million or 4 percent when compared to $16.3 million in the fourth quarter of 2023. Net income was $4.9 million in the quarter, up $1.0 million or 26 percent when compared to $3.9 million in the fourth quarter of 2023. Non-GAAP net income was $9.9 million, down $0.2 million or 2 percent when compared to $10.1 million in the fourth quarter of 2023. Adjusted EBITDA of $19.0 million, reflecting a margin of 12.0 percent, was down 2 percent compared to $19.4 million in the fourth quarter of 2023. Free cash flow in the quarter was $(4.4) million, down $16.6 million compared to $12.2 million in the fourth quarter of 2023.

Full year operating income was $35.4 million, up $0.8 million in the year, compared to $34.6 million in 2023. On an adjusted basis, non-GAAP operating income was $49.4 million, up $1.3 million in the year, compared to $48.1 million in 2023. Net income was $13.0 million in the year, compared to $12.9 million in 2023. Non-GAAP net income was $26.7 million, compared to $26.6 million in 2023. Adjusted EBITDA of $62.8 million, reflecting a margin of 11.3 percent, was up 9 percent compared to $57.7 million in 2023, reflecting a margin of 10.6 percent. Free cash flow was $7.4 million, down $28.8 million compared to $36.2 million in 2023.

“Over the past six months, we have completed four strategic and accretive M&A transactions – including the Profire Energy acquisition in early January 2025. Each of our acquisitions adds important new growth markets, technologies and solutions, and service capabilities to further advance our niche, industrial leadership positions and improve our overall business mix, while improving our margin profile. In addition, we upgraded our credit facility, which now includes a $400 million Revolver, along with capacity for $150 million in additional unsecured debt, and we expect to finalize the sale of our Fluid Handling business in late Q1 2025. Our core businesses remain robust – evident by our record backlog – and we continue to add tremendous talent to our team and our experienced leadership bench,” added Gleason.

2025 Full Year Guidance

The Company maintains its previously announced full year 2025 outlook which includes expected Revenue of $700 to $750 million, up approximately 30 percent at the midpoint year over year, and Adjusted EBITDA of $90 to $100 million, up approximately 50 percent at the midpoint versus 2024. The Company expects 2025 free cash flow to be between 60 and 75 percent of Adjusted EBITDA, approximately 10 percentage points higher than standard cash flow guidance, given expected working capital timing. The full year guidance incorporates the net impact of completed acquisitions and the expected late-Q1 divestiture of the Fluid Handling business.

“Our full year 2025 outlook reflects the strong visibility we have with our record backlog, strong bookings, 2024 related project push outs, and the impact from our acquisitions. So far in early 2025, we are experiencing a continuation of the strong power generation, data center, general industrial and natural gas infrastructure markets that drove our strong Q4 orders. Our early 2025 working capital performance – specifically receivables – is very strong as we have collected significant cash payments that pushed out of 2024 by just a few weeks. The integrations associated with our recent acquisitions are on-or-ahead of schedule, and we continue to open international sales and service centers to support our global footprint. We expect to deliver an outstanding 2025, affirmed by our full year guidance, as we progress our operating model supported by strong organic growth, coupled with steady margin expansion,” concluded Gleason.

EARNINGS CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the fourth quarter and full year 2024 financial results. Please visit the Investor Relations portion of the website (https://investors.cecoenviro.com) to listen to the call via webcast. The conference call may also be accessed by visiting https://edge.media-server.com/mmc/p/wr6yr8ri.

A replay of the conference call will be available on the Company’s website for a period of one year. The replay may also be accessed by visiting https://edge.media-server.com/mmc/p/wr6yr8ri.

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a leading environmentally focused, diversified industrial company, serving the broad landscape of industrial air, industrial water and energy transition markets globally providing innovative solutions and application expertise. CECO helps companies grow their business with safe, clean, and more efficient solutions that help protect people, the environment and industrial equipment. CECO solutions improve air and water quality, optimize emissions management, and increase energy efficiency for highly-engineered applications in power generation, midstream and downstream hydrocarbon processing and transport, electric vehicle production, polysilicon fabrication, semiconductor and electronics, battery production and recycling, specialty metals and steel production, beverage can, and water/wastewater treatment and a wide range of other industrial end markets. CECO is listed on Nasdaq under the ticker symbol "CECO." Incorporated in 1966, CECO’s global headquarters is in Addison, Texas. For more information, please visit www.cecoenviro.com.

Company Contact:

Peter Johansson

Chief Financial and Strategy Officer
888-990-6670

investor.relations@onececo.com

Investor Relations Contact:

Steven Hooser and Jean Marie Young

Three Part Advisors, LLC

214-872-2710

investor.relations@onececo.com

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CECO ENVIRONMENTAL CORP.
CONSOLIDATED BALANCE SHEETS

	December 31,
(dollars in thousands, except share data)	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$37,832	$54,779
Restricted cash	369	669
Accounts receivable, net of allowances of $8,863 and $6,460	159,572	112,733
Costs and estimated earnings in excess of billings on uncompleted contracts	69,889	66,574
Inventories, net	42,624	34,089
Prepaid expenses and other current assets	16,859	11,769
Prepaid income taxes	3,826	824
Total current assets	330,971	281,437
Property, plant and equipment, net	33,810	26,237
Right-of-use assets from operating leases	25,102	16,256
Goodwill	269,747	211,326
Intangible assets – finite life, net	74,050	50,461
Intangible assets – indefinite life	9,466	9,570
Deferred income tax assets	966	304
Deferred charges and other assets	15,587	4,700
Total assets	$759,699	$600,291
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$1,650	$10,488
Accounts payable	109,671	87,691
Accrued expenses	47,528	44,301
Billings in excess of costs and estimated earnings on uncompleted contracts	81,501	56,899
Notes payable	1,700	2,500
Income taxes payable	2,612	1,227
Total current liabilities	244,662	203,106
Other liabilities	14,362	12,644
Debt, less current portion	217,230	126,795
Deferred income tax liabilities	11,322	8,838
Operating lease liabilities	20,230	11,417
Total liabilities	507,806	362,800
Commitments and contingencies (See Note 12)
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,978,009 and 34,835,293 shares issued and outstanding at December 31, 2024 and 2023, respectively	349	348
Capital in excess of par value	255,211	254,956
Retained earnings (accumulated loss)	6,570	(6,387)
Accumulated other comprehensive loss	(14,441)	(16,274)
Total CECO shareholders’ equity	247,689	232,643
Noncontrolling interest	4,204	4,848
Total shareholders' equity	251,893	237,491
Total liabilities and shareholders’ equity	$759,699	$600,291

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except share and per share data)	2024	2023	2024	2023
Net sales	$158,566	$153,711	$557,933	$544,845
Cost of sales	101,865	100,526	361,786	373,829
Gross profit	56,701	53,185	196,147	171,016
Selling and administrative expenses	41,062	36,862	146,698	122,944
Amortization and earnout expenses	2,028	2,192	9,064	8,180
Acquisition and integration expenses	2,337	298	4,213	2,508
Executive transition expenses	—	48	—	1,465
Restructuring expenses	—	1,133	544	1,350
Asbestos litigation expenses	—	—	225	—
Income from operations	11,274	12,652	35,403	34,569
Other (expense) income, net	(2,103)	1,042	(4,692)	372
Interest expense	(3,705)	(3,918)	(13,020)	(13,416)
Income before income taxes	5,466	9,776	17,691	21,525
Income tax expense	606	5,447	3,270	7,024
Net income	4,860	4,329	14,421	14,501
Noncontrolling interest	18	(450)	(1,464)	(1,590)
Net income attributable to CECO Environmental Corp.	$4,878	$3,879	$12,957	$12,911
Income per share:
Basic	$0.14	$0.11	$0.37	$0.37
Diluted	$0.13	$0.11	$0.36	$0.37
Weighted average number of common shares outstanding:
Basic	34,978,382	34,823,663	34,927,313	34,665,473
Diluted	36,559,198	35,687,092	36,381,910	35,334,090

CECO ENVIRONMENTAL CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31,
(dollars in thousands)	2024	2023
Cash flows from operating activities:
Net income	$14,421	$14,501
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,523	12,507
Unrealized foreign currency loss (gain)	2,664	(1,041)
Fair value adjustments to earnout liabilities	134	296
Earnout payments	—	—
Loss on sale of property and equipment	191	110
Amortization of debt discount	498	427
Share-based compensation expense	7,514	4,533
Bad debt expense	295	1,593
Inventory reserve expense	1,056	1,099
Deferred income tax benefit	(3,606)	(118)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(52,355)	(26,851)
Cost and estimated earnings of billings on uncompleted contracts	(4,149)	5,040
Inventories	(9,814)	(6,896)
Prepaid expenses and other current assets	(8,347)	1,196
Deferred charges and other assets	(12,736)	(1,420)
Accounts payable	36,181	13,852
Accrued expenses	7,119	8,340
Billings in excess of costs and estimated earnings on uncompleted contracts	24,923	21,575
Income taxes payable	1,425	(1,976)
Other liabilities	4,891	(2,120)
Net cash provided by operating activities	24,828	44,647
Cash flows from investing activities:
Acquisitions of property and equipment	(17,368)	(8,384)
Net proceeds from sale of assets	4	—
Cash paid for acquisitions, net of cash acquired	(87,948)	(48,102)
Net cash used in investing activities	(105,312)	(56,486)
Cash flows from financing activities:
Borrowings on revolving credit lines	309,300	106,600
Repayments on revolving credit lines	(112,400)	(150,600)
Borrowings of long-term debt	—	75,000
Repayments of long-term debt	(113,982)	(4,985)
Repayments of notes payable	—	—
Deferred financing fees paid	(1,924)	(363)
Deferred consideration paid for acquisitions	(2,050)	(1,247)
Payments on capital leases and sale-leaseback financing liability	(925)	(907)
Earnout payments	(2,831)	(2,123)
Equity awards surrendered by employees for tax liability, net of proceeds from employee stock purchase plan and exercise of stock options	(2,169)	1,435
Distributions to non-controlling interest	(2,109)	(1,666)
Common stock repurchases	(5,000)	—
Net cash provided by financing activities	65,910	21,144
Effect of exchange rate changes on cash and cash equivalents	(2,673)	(442)
Net (decrease) increase in cash, cash equivalents and restricted cash	(17,247)	8,863
Cash, cash equivalents and restricted cash at beginning of year	55,448	46,585
Cash, cash equivalents and restricted cash at end of year	$38,201	$55,448
Cash paid during the period for:
Interest	$13,335	$12,098
Income taxes	$9,550	$9,916

CECO ENVIRONMENTAL CORP.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Year Ended December 31,
(dollars in millions)	2024	2023	2022
Gross profit as reported in accordance with GAAP	$196.1	$171.0	$128.2
Gross profit margin in accordance with GAAP	35.1%	31.4%	30.3%
Legacy design repairs	—	—	2.0
Plant, property and equipment valuation adjustment	—	—	0.6
Non-GAAP gross profit	$196.1	$171.0	$130.8
Non-GAAP gross profit margin	35.1%	31.4%	31.0%

	Three months ended December 31,		Year ended December 31,
(in millions, except share data)	2024	2023	2024	2023
Net income as reported in accordance with GAAP	$4.9	$3.9	$13.0	$12.9
Amortization and earnout expenses	2.0	2.2	9.1	8.2
Acquisition and integration expenses	2.3	0.3	4.2	2.5
Executive transition expenses	(0.5)	—	—	1.5
Restructuring expenses	1	1	0.5	1.3
Asbestos litigation expense	—	—	0.2	—
Foreign currency remeasurement	2.5	(1.0)	4.3	(1.0)
Tax benefit (expense) of adjustments	(1.8)	3.6	(4.6)	1.2
Non-GAAP net income	$9.9	$10.1	$26.7	$26.6
Depreciation	1.8	1.7	5.8	5.1
Non-cash stock compensation	1.7	1.5	7.5	4.5
Other (income) expense	(0.4)	(0.1)	0.4	0.8
Interest expense	3.7	3.9	13.0	13.4
Income tax expense	2.3	1.8	7.9	5.7
Noncontrolling interest	—	0.5	1.5	1.6
Adjusted EBITDA	$19.0	$19.4	$62.8	$57.7

Earnings per share:
Basic	$0.14	$0.11	$0.37	$0.37
Diluted	$0.13	$0.11	$0.36	$0.37

Adjusted earnings per share:
Basic	$0.28	$0.29	$0.77	$0.77
Diluted	$0.27	$0.28	$0.73	$0.75

	Three months ended December 31,		Year ended December 31,
(in millions)	2024	2023	2024	2023
Net cash (used in) provided by operating activities	$1.8	$15.1	$24.8	$44.6
Acquisitions of property and equipment	(6.2)	(2.9)	(17.4)	(8.4)
Free cash flow	$(4.4)	$12.2	$7.4	$36.2

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as we believe that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to better compare the Company's results over multiple periods. Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP. Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share, adjusted EBITDA and free cash flow stated in the tables above are reconciled to the most directly comparable GAAP financial measures.

Non-GAAP measures presented on a forward-looking basis were not reconciled to the comparable GAAP financial measures because the reconciliation could not be performed without unreasonable efforts. The GAAP measures are not accessible on a forward-looking basis because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include amortization expenses for acquisition-related intangible assets, contingent retention and earnout expenses, restructuring expenses primarily relating to severance and legal expenses, acquisition and integration expenses which include retention, legal, accounting, banking, and other expenses, foreign currency remeasurement and other nonrecurring or infrequent items and the associated tax benefit of these items. The unavailable information could have a significant impact on our GAAP financial results.

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks and uncertainties, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and may be included in subsequently filed Quarterly Reports on Form 10-Q, and include, but are not limited to: our ability to consummate the planned divestiture of our Fluid Handling business, the effect of recently announced acquisitions and the planned divestiture of our Fluid Handling business (together, the “transactions”) on business relationships, operating results, and business generally, disruption of current plans and operations and potential difficulties in employee retention as a result of the transactions, diversion of management’s attention from ongoing business operations in connection with the integration of recent acquisitions, the outcome of any legal proceedings that have been or may in the future be instituted related to the Profire Energy, Inc. transaction or other transactions, the amount of the costs, fees, expenses and other charges related to the transactions, the achievement of the anticipated benefits of transactions, our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including the sensitivity of our business to economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates and method of accounting for revenue; the effect of growth on our infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation as a result of on-going or worsening supply chain challenges or other customer-driven project delays relating to supply chain challenges or other customer considerations; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges, and rising energy costs; inflationary pressures relating to rising raw material costs and the cost of labor; the substantial amount of debt incurred in connection with our strategic transactions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; our ability to repurchase shares of our common stock and the amounts and timing of repurchases; our ability to successfully realize the expected benefits of our restructuring program; economic and political conditions generally; our ability to optimize our business portfolio by identifying acquisition targets, executing upon any strategic acquisitions or divestitures, integrating acquired businesses and realizing the synergies from strategic transactions; and the unpredictability and severity of catastrophic events, including cybersecurity threats, acts of terrorism or outbreak of war or hostilities or public health crises, as well as management’s response to any of the aforementioned factors. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should any related assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.